Exhibit (n)(ii)

THE ARBITRAGE FUNDS

AMENDED AND RESTATED RULE 18f-3 MULTI-CLASS PLAN

I.	Introduction.

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), this Rule 18f-3 Multi-Class Plan (the “Plan”) sets forth the method for allocating fees and expenses among each class of shares in the separate investment portfolios (the “Funds”) of The Arbitrage Funds (the “Trust”). In addition, the Plan sets forth the Rule 12b-1 fees, exchange privileges and other shareholder services applicable to each class of shares of the Funds.

The Trust is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933. The Trust hereby elects to offer multiple classes of shares of the Funds pursuant to the provisions of Rule 18f-3 and the Plan. Appendix A, as it may be amended from time to time, lists the Funds that have approved the Plan and the classes of each such Fund. Each such Fund that has authorized the issuance of multiple classes of shares is referred to as a “Multi-Class Fund” hereunder.

II.	Allocation of Expenses.

A.    Mandatory Class Expenses. Pursuant to Rule 18f-3, the Trust allocates to each class of shares of a Multi-Class Fund any fees and expenses incurred by the Fund under a Rule 12b-1 plan in connection with the distribution of shares that benefit the holders of such class of shares.

B.     Discretionary Class Expenses. In addition, pursuant to Rule 18f-3, the Trust may allocate the following fees and expenses to a particular class of shares of a Multi-Class Fund:

(i) transfer agent fees identified by the transfer agent as being attributable to such class of shares;

(ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, notices, prospectuses, reports, and proxies to current shareholders of that class or to regulatory agencies with respect to such class of shares;

(iii) blue sky notification or other filing fees incurred with respect to such class of shares;

(iv) Securities and Exchange Commission registration fees incurred with respect to such class of shares;

(v) the expense of administrative personnel and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

(vi) litigation or other legal expenses incurred with respect to such class of shares;

(vii) fees of the Trust’s Trustees incurred with respect to matters affecting such class of shares;

(viii) independent accountants’ fees incurred with respect to such class of shares; and

(ix) any other fees and expenses, not including advisory or custodial fees or other expenses related to the management of the Fund’s assets, incurred with respect to such class of shares.

For all purposes under this Plan, fees and expenses incurred “with respect to” a class of shares are those fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or degree of services provided to the class. Any decision to treat expenses referenced in this Subsection B as class expenses and any subsequent changes to such decision will be reviewed and approved by the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

C.    Relative Net Asset Value Allocation. Income, realized and unrealized capital gains and losses, and any expenses of a Multi-Class Fund not allocable to a particular class of the Fund pursuant to this Plan shall be allocated to each class of the Fund based upon the relative net asset value of that class in relation to the aggregate net asset value of the Fund. However, notwithstanding the above, income and realized and unrealized capital gains and losses may be allocated to each class in such other manner as permitted by Rule 18f-3. In certain cases, a service provider for a Multi-Class Fund may waive or reimburse all or a portion of the expenses of a specific class of shares of the Multi-Class Fund. The Board of Trustees will monitor any such waivers or reimbursements to ensure that they do not generate inappropriate cross-subsidization between classes.

III.	Class Arrangements.

The following summarizes the Rule 12b-1 fees, exchange privileges and other shareholder services applicable to a particular class of shares of the Multi-Class Funds. Appendix A sets forth the actual 12b-1 fees of each class of shares of each Multi-Class Fund. Additional details and restrictions regarding such fees and services are set forth in the relevant Fund’s current Prospectus and Statement of Additional Information. Subject to approval by the Board of Trustees, each Fund may alter the nomenclature for the designations of one more of its classes of shares.

A. Class R Shares — Multi-Class Funds

1. Maximum Initial Sales Charge: None

2. Contingent Deferred Sales Charge: None

3. Maximum Annual Distribution and/or Service Rule 12b-1 Fee: Not to exceed 0.25% of average daily net assets attributable to Class R shares, as further specified in Appendix A

4. Maximum Annual Shareholder Servicing Fee: Up to 0.15%

5. Conversion Features: Consistent with an investment provider’s policy and/or investment program, a holder of Class R shares that qualifies as a purchaser of Class I shares may convert such Class R shares to Class I shares based on the relative net asset values of the two Classes on the conversion date.

6. Exchange Privileges: As described in the current prospectus for each Fund

B. Class I Shares — Multi-Class Funds

1. Maximum Initial Sales Charge: None

2. Contingent Deferred Sales Charge: None

3. Maximum Annual Distribution and/or Service Rule 12b-1 Fee: None

4. Maximum Annual Shareholder Servicing Fee: Up to 0.15%

5. Conversion Features: None

6. Exchange Privileges: As described in the current prospectus for each Fund

C. Class C Shares — Multi-Class Funds

1. Maximum Initial Sales Charge: None

2. Contingent Deferred Sales Charge: As described in the current prospectus for each Fund, subject to any waiver or reduction amendments that may be described in the current prospectus for each Fund.

3. Maximum Annual Distribution and/or Service Rule 12b-1 Fee: Not to exceed 1.00% of average daily net assets attributable to Class C shares, as further specified in Appendix A

4. Maximum Annual Shareholder Servicing Fee: Up to 0.15%

5. Conversion Features: Effective on or about September 30, 2021 (“the “Class C Conversion Date”), all Class C shares of Arbitrage Fund that were purchased eight years or more prior to the Class C Conversion Date will automatically convert to Class A shares of the Fund, as further described in the prospectus for the Fund. After the Class C Conversion Date, Class C shares of Arbitrage Fund that are no longer subject to a CDSC will be converted into Class A shares of the Arbitrage Fund at 8 years from the purchase date or at the request of a financial intermediary after a holding period determined by the policy of such financial intermediary, as further described in the prospectus for the Fund. Any such conversion will be effected at net asset value without the imposition of any sales load, fee or other charges by Arbitrage Fund.

In addition, consistent with an investment provider’s policy and/or investment program, a holder of Class C shares that qualifies as a purchaser of Class I shares may convert such Class C shares to Class I shares based on the relative net asset values of the two Classes on the conversion date.

6. Exchange Privileges: As described in the current prospectus for each Fund

D. Class A Shares — Multi-Class Funds

1. Maximum Initial Sales Charge: As described in the current prospectus for each Fund, subject to any waiver or reduction amendments that may be described in the current prospectus for each Fund.

2. Contingent Deferred Sales Charge: As described in the current prospectus for each Fund, subject to any waiver or reduction amendments that may be described in the current prospectus for each Fund.

3. Maximum Annual Distribution and/or Service Rule 12b-1 Fee: Not to exceed 0.25% of average daily net assets attributable to Class A shares, as further specified in Appendix A

4. Maximum Annual Shareholder Servicing Fee: Up to 0.15%

5. Conversion Features: Consistent with an investment provider’s policy and/or investment program, a holder of Class A shares that qualifies as a purchaser of Class I shares may convert such Class A shares to Class I shares based on the relative net asset values of the two Classes on the conversion date.

6. Exchange Privileges: As described in the current prospectus for each Fund

IV.	Board Review.

The Board of Trustees of the Trust shall review the Plan as it deems necessary. Prior to any material amendment(s) to the Plan with respect to any Multi-Class Fund’s shares, the Trust’s Board of Trustees, including a majority of the Trustees that are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of the Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Amended and Restated Effective: August 24, 2021

APPENDIX A

(As amended and restated effective as of August 24, 2021)

Multi Class Funds		Maximum Rule 12b-1 Fee
1. Arbitrage Fund
Class R		0.25%
Class I	None
Class C	1.00%
Class A		0.25%

2. Water Island Diversified Event-Driven Fund
Class R		0.25%
Class I	None
Class A		0.25%

3.Water Island Credit Opportunities Fund
Class R		0.25%
Class I	None
Class A		0.25%